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                                                                   EXHIBIT 10.44



          FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY INTEREST
                          SECURITY AND PLEDGE AGREEMENT


         THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY INTEREST SECURITY AND PLEDGE AGREEMENT (as amended from time to time, the "Agreement") is made as of December 30, 2002 by ORIGEN FINANCIAL L.L.C., a Delaware limited liability company ("Pledgor"), in favor of SUN HOME SERVICES, INC., a Michigan corporation whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, MI 48334 ("Secured Party").



                                R E C I T A L S:

         A. Sun Communities Operating Limited Partnership ("SCOLP") made a line of credit (the "Line of Credit") available to Pledgor for up to $27,500,000 pursuant to a Second Amended and Restated Subordinated Loan Agreement dated December 4, 2002 between Pledgor and SCOLP (the "Original Line of Credit Loan Agreement") and a Sixth Amended and Restated Promissory Note dated December 4, 2002 in the original principal amount of $27,500,000 delivered by Pledgor to SCOLP (the "Original Line of Credit Note").

         B. SCOLP made a term loan (the "Term Loan") in the amount of $10,000,000 to Pledgor pursuant to a Subordinated Term Loan Agreement dated December 4, 2002 between SCOLP and Pledgor (the "Original Term Loan Agreement") and a Term Promissory Note dated December 4, 2002 in the original principal amount of $10,000,000 delivered by Pledgor to SCOLP (the "Original Term Loan Note").

         C. SCOLP assigned its interest in the Line of Credit, the Term Loan, the Original Line of Credit Loan Agreement, the Original Line of Credit Note, the Original Term Loan Agreement, the Original Term Loan Note and related documents to Secured Party pursuant to an Assignment of Loans of even date herewith.

         D. Pledgor and Secured Party have entered into the First Amendment to Second Amended and Restated Subordinated Loan Agreement of even date herewith (together with the Original Line of Credit Loan Agreement as it may further be amended from time to time, the "Line of Credit Loan Agreement") and Pledgor has delivered to Secured Party the Seventh Amended and Restated Promissory Note of even date herewith (as it may further be amended from time to time, the "Seventh Amended Line of Credit Note"), pursuant to which the credit limit of the Line of Credit has been increased to $48,000,000.

         E. Pledgor and Secured Party have entered into a First Amendment to Subordinated Term Loan Agreement of even date herewith (together with the Original Term Loan Agreement as it may further be amended from time to time, the "Term Loan Agreement") and Pledgor has delivered to Secured Party the First Amended and Restated Term Promissory Note of even date herewith (as it may further be amended from time to time, the "First Amended Term Loan Note"), pursuant to which Secured Party is reflected as the lender.

         F. To secure the payment of all amounts due to SCOLP by Pledgor in connection with the Line of Credit and to secure all of Pledgor's other obligations to SCOLP of any nature, Pledgor
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and SCOLP entered into a Limited Liability Company Interest Security And Pledge
Agreement dated February 1, 2002 (the "Original Pledge Agreement").

         G. Pledgor currently owns 100% of the membership interests in Origen Special Purpose, L.L.C., a Delaware limited liability company, Origen Special Purpose II, L.L.C., a Delaware limited liability company, Origen Manufactured Home Financial, L.L.C., a Delaware limited liability company, Origen Insurance Agency, L.L.C., a Virginia limited liability company, Origen Financial of South Dakota, L.L.C., a Delaware limited liability company, and Origen Credit L.L.C., a Delaware limited liability company (collectively, the "Subsidiaries").

         H. To secure the payment of all amounts due to Secured Party by Pledgor in connection with the Line of Credit and the Term Loan and pursuant to terms of the Line of Credit Loan Agreement, the Seventh Amended Line of Credit Note, the Term Loan Agreement and the First Amended Term Loan Note and the Related Documents (as defined in the Line of Credit Loan Agreement and the Term Loan Agreement) and to secure all of Pledgor's other obligations to Secured Party of any nature now or in the future owing from Pledgor to Secured Party (the "Obligations"), Pledgor and Secured Party desire to amend and restate the Original Pledge Agreement in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, Pledgor grants to the Secured Party a first security interest in and to Pledgor's right, title and interest as a member (the "Membership Interests") in each of the Subsidiaries, including, without limitation, any and all moneys or other property payable or to become payable to Pledgor or to which Pledgor now or in the future may be entitled, in its capacity as a member in the Subsidiaries, including, without limitation, by way of distribution, return of capital or otherwise in respect of the Membership Interests, and, to the extent not otherwise included, all "proceeds" of the Membership Interests as such term is defined in the Uniform Commercial Code (the "Code") from time to time in effect in the State of Michigan (collectively, the "Collateral").

         2. DISTRIBUTIONS. So long as no default has occurred and is continuing under the Line of Credit Loan Agreement, the Seventh Amended Line of Credit Note, the Term Loan Agreement, the First Amended Term Loan Note or the Related Documents (an "Event of Default"), Pledgor shall be entitled to receive for its own use all distributions with respect to the Membership Interests. If an Event of Default has occurred and is continuing, Pledgor shall not be entitled to receive or retain other distributions paid in respect of the Membership Interests, whether in redemption of, or in exchange for the Membership Interests, or whether in connection with a reduction of capital, capital surplus or paid-in surplus or the Membership Interests or otherwise, other than for the payment of personal taxes of the members of the Subsidiaries associated with their investment in Subsidiaries, and any and all such dividends or distributions shall be forthwith delivered to the Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for delivery to the Secured Party, be segregated from the other property or accounts of Pledgor, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary


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endorsements), with such Proceeds to be applied by the Secured Party to reduce the Obligations.


         3. REGISTRATION OF PLEDGE. Concurrently with the execution of this Agreement, Pledgor has sent to each of the Subsidiaries written instructions in the form of Exhibit A, and has obtained from each of the Subsidiaries an executed acknowledgment and consent in the form of Exhibit A.

         4. VOTING RIGHTS. So long as no Event of Default has occurred and is continuing, Pledgor may exercise all voting and membership rights with respect to the Membership Interests; provided, however, that no vote will be cast or membership right exercised or other action taken which would be inconsistent with or result in a breach of any provision of the Line of Credit Loan Agreement, the Seventh Amended Line of Credit Note, the Term Loan Agreement, the First Amended Term Loan Note, the Related Documents, or this Agreement.

         5. EVENT OF DEFAULT. If an Event of Default has occurred and is continuing, the Secured Party may direct the Subsidiaries to register the Membership Interests in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter receive all distributions with respect to, and exercise all voting, membership and other rights pertaining to, the Membership Interests as if it were the absolute owner of the Membership Interests.

         6. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants to the Secured Party that (a) Pledgor is the record and beneficial owner of, and has good and legal title to, the Membership Interests, free of any and all liens or options in favor of, or claims of, any other person, except the lien created by this Agreement, and (b) Pledgor has the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement.

         7. ASSIGNMENT; PLEDGE; AMENDMENT. Without the prior written consent of the Secured Party, Pledgor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral; (ii) create or permit to exist any lien or option in favor of, or any claim of, any person with respect to any of the Collateral, except, in either case, for the lien created by this Agreement; or (iii) amend or modify the operating agreement of any of the Subsidiaries (as amended from time to time, collectively, the "Operating Agreements"), or enter into any agreement or arrangement with any Subsidiary or its respective members which amends or modifies the rights and obligations of such Subsidiary and its respective members as set forth in such Subsidiary's Operating Agreement. Pledgor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all other persons.

         8. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Secured Party, Pledgor will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the security interest created by this Agreement, including, without limitation, the filing of any financing or continuation statements under the Code. Pledgor authorizes the Secured Party to file any such financing or continuation statement without the signature of Pledgor to the extent permitted by applicable law.



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         9. REMEDIES. If an Event of Default has occurred and is continuing, the
Secured Party may exercise, in addition to all rights and remedies granted in the Line of Credit Loan Agreement, the Seventh Amended Line of Credit Note, the Term Loan Agreement, the First Amended Term Loan Note, the Related Documents, and this Agreement, all rights and remedies of a secured party under the Code. The rights and remedies of the Secured Party are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         10. ATTORNEY-IN-FACT. Pledgor irrevocably constitutes and appoints the Secured Party, or its representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor, and in the name of Pledgor or in the Secured Party's name, after an Event of Default has occurred and for so long as it is continuing, for the purpose of carrying out the terms of this Agreement. Anything to the contrary contained herein notwithstanding, the Secured Party may not exercise the rights granted to them in this Section 10 unless the Pledgor has been provided with prior written notice of such exercise. The powers conferred on the Secured Party are solely to protect its interests in the Collateral and will not impose any duty upon the Secured Party to exercise any such powers. The Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party, nor any of its officers, directors, employees or agents will be responsible to Pledgor or to the Subsidiaries for any act or failure to act.

         11. LIMITATION ON DUTIES REGARDING COLLATERAL. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, will be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party, nor any of its directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as provided by applicable law, will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

         12. NO WAIVER. The Secured Party will not by any act, delay, omission or otherwise be deemed to have waived any right or remedy under this Agreement or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement except by a written instrument executed by the Secured Party. No single or partial exercise of any right, power or privilege under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.

         13. AMENDMENTS. The terms and provisions of this Agreement may not be waived or modified except by a written instrument executed by Pledgor and the Secured Party.

         14. BENEFIT AND BINDING EFFECT. This Agreement will be binding upon the successors and permitted assigns of Pledgor and will inure to the benefit of the Secured Party and its successors and assigns.

         15. COUNTERPARTS; REPRODUCTIONS. This Agreement may be executed in



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counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Facsimile copies of signatures to this Agreement shall be deemed to be originals, and the parties may rely upon such facsimile copies to the same extent as the originals..

         16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.



                         [signatures on following page]



















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         IN WITNESS WHEREOF, Pledgor and the Secured Party have executed this
First Amended and Restated Limited Liability Company Interest Security And Pledge Agreement as of the date first above written.

                                 PLEDGOR:

                                 ORIGEN FINANCIAL L.L.C., a Delaware limited liability company


                                 By:      /s/ Ronald A. Klein
                                        ----------------------------------------

                                 Its:      Chief Executive Officer
                                         ---------------------------------------




                                 SECURED PARTY:


                                 SUN HOME SERVICES, INC., a Michigan corporation

                                 By:   /s/ Jeffrey P. Jorissen
                                    --------------------------------------------
                                 Its:     Chief Financial Officer
                                     -------------------------------------------













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